SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 7, 2008

GLOBAL GENERAL TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-28417	76-0599457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 South Biscayne Boulevard, 28th Floor Miami Center
Miami, Florida 33131
(Address of principal executive offices)

1-800-936-3204
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e -4(c))

Section 1 - REGISTRANT’S Business and Operations

Item 1.01 Entry into a Material Definitive Contract.

On April 7, 2008, the Registrant signed an Asset Purchase Agreement (the
ÒAgreementÓ) with privately-held SmartWear Technologies, Inc. (ÒSmartWearÓ), a security solutions provider offering solutions in the areas of homeland security and personal safety though patented and proprietary Radio Frequency Identification (RFID) and Global Positioning Systems (GPS) based technologies.

A copy of the Agreement [together with a signed Cover Letter returning a copy of the Agreement executed by SmartWear as well)] to the Registrant] is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Agreement and the Cover Letter are incorporated herein by reference. All statements made herein concerning the Agreement and the Cover Letter are qualified by references to the actual Agreement and the Cover Letter, and all interested persons are urged to read the actual Agreement and the Cover Letter carefully.

 As noted in the Cover Letter, although there are still some open items (and documents) relating to due diligence and other matters, the Parties are currently addressing those items, and the Parties believe and have agreed that they will be resolved in good faith. Following resolution of these issues, a definitive Agreement will be executed.

Section 9 - Financial Statements And Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Information. Not applicable

(b)           Pro forma financial information. Not applicable

(c)           Exhibits. The following exhibits are included with this report:

Exhibit
Number                      Description of Exhibit

10.1           Asset Purchase Agreement between the Registrant and SmartWear Technologies, Inc., together with the Cover Letter from SmartWear returning a copy of the Agreement executed by it to the Registrant.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2008

Global General Technologies, Inc.

By: /s/ Gary T. Stroud
Name: Gary T. Stroud
Title:   President

EXHIBIT INDEX

Exhibit
Number                      Description of Exhibit

10.1           Asset Purchase Agreement between the Registrant and SmartWear Technologies, Inc., together with the Cover Letter signed off by SmartWear returning a copy of the Agreement executed by it to the Registrant.